Exhibit 99.2

DIH Announces Closing of $4.6 Million Public Offering

NORWELL, Mass., Feb. 3, 2025 (GLOBE NEWSWIRE) — DIH Holding US, Inc. (“DIH” or the “Company”) (NASDAQ: DHAI), a global provider of advanced robotic devices used in rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions, today announced the closing of its previously announced public offering of an aggregate of 5,937,100 units at a public offering price of $0.7832 per unit. Each unit consists of one share of Class A common stock and one Class A warrant to purchase one share of Class A common stock. The Class A warrants will have an exercise price of $0.7832 per share, are exercisable immediately upon issuance, and will expire on the five-year anniversary of the original issuance date. The shares of Class A common stock and the Class A warrants comprising the units are immediately separable and were issued separately in this offering.

Maxim Group LLC acted as the sole placement agent for the offering.

The gross proceeds from the offering, before deducting the placement agent’s fees and other offering expenses, were approximately $4.6 million. The Company intends to use the net proceeds from this offering for capital expenditures, working capital, and general corporate purposes.

The securities described above were offered pursuant to a registration statement on Form S-1, as amended (File No. 333-283853), which was declared effective by the Securities and Exchange Commission (the “SEC”) on January 31, 2025. The offering was made only by means of a prospectus which forms a part of the effective registration statement. A final prospectus relating to the offering has been filed with the SEC. Electronic copies of the final prospectus may be obtained on the SEC’s website at www.sec.gov and may also be obtained by contacting Maxim Group LLC at 300 Park Avenue, 16th Floor, New York, NY 10022, Attention: Prospectus Department, or by telephone at (212) 895-3745 or by email at syndicate@maximgrp.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy any of the securities described herein, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About DIH Holding US, Inc.

DIH stands for the vision to “Deliver Inspiration & Health” to improve the daily lives of millions of people with disabilities and functional impairments through providing devices and solutions enabling intensive rehabilitation. DIH is a global provider of advanced robotic devices used in physical rehabilitation, which incorporate visual stimulation in an interactive manner to enable clinical research and intensive functional rehabilitation and training in patients with walking impairments, reduced balance and/or impaired arm and hand functions. Built through the mergers of global-leading niche technology providers, DIH is a transformative rehabilitation solutions provider and consolidator of a largely fragmented and manual-labor-driven industry.

Caution Regarding Forward-Looking Statements

This press release contains certain statements which are not historical facts, which are forward-looking statements within the meaning of the federal securities laws, for the purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These forward-looking statements include certain statements made with respect to the services offered by DIH and the markets in which it operates, and DIH’s projected future results. These forward-looking statements generally are identified by the words “believe,” “project,” “expect,” “anticipate,” “estimate,” “intend,” “strategy,” “future,” “opportunity,” “plan,” “may,” “should,” “will,” “would,” “will be,” “will continue,” “will likely result,” and similar expressions. Forward-looking statements are predictions provided for illustrative purposes only, and projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties that could cause the actual results to differ materially from the expected results. These risks and uncertainties include, but are not limited to: general economic, political and business conditions; those factors identified in our “Risk Factors” included in the Form S-1 for this offering and in our periodic filings with the SEC; the ability of DIH to achieve its projected revenue, and its continued access to sources of additional debt or equity capital if needed. While DIH may elect to update these forward-looking statements at some point in the future, DIH specifically disclaims any obligation to do so.

Investor Contact

Greg Chodaczek

Investor.relations@dih.com